UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2016 (November 11, 2016)

CELLULAR BIOMEDICINE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36498	86-1032927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19925 Stevens Creek Blvd., Suite 100 Cupertino, California	95014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (408) 973-7884

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Guotong Xu
Effective November 11, 2016, Professor Guotong Xu resigned as a director of Cellular Biomedicine Group, Inc. (the "Company").
Prior to his resignation, Professor Xu was a Class II director of the Company and also served on the Company’s Compensation Committee. There were no disagreements between the Company and Professor Xu on any matter relating to the Company’s operation, policies or practices that led to his decision to resign.
To advance the Company’s ongoing research programs and pipeline of therapies, on November 11, 2016, the Board appointed Professor Xu to the Company’s Scientific Advisory Committee to lead the continued efforts of the Company’s stem cell platforms.
Appointment of Gang (Jacky) Ji
Effective November 11, 2016, the Board elected Gang (Jacky) Ji as a non-executive Class II director of the Company and a member of the Company’s Compensation Committee.
              Mr. Ji has sixteen years of experience in finance and investment. He has been serving as Vice President of Ant Financial since January 2016 responsible for global strategic investments of Ant Financial. Before joining Ant Financial, he served Alibaba Group as Vice President responsible for strategic investment for seven years. Prior to joining Alibaba, Mr. Ji worked for several venture capital funds and also served as an auditor of KPMG. He currently serves as a director of Asia Game Technology Ltd., a company listed on the Hong Kong Stock Exchange (HKEX: 8279) as well as several private technology companies. Mr. Ji holds a bachelor’s degree in international business management from University of International Business and Economics (Beijing).

In connection with Mr. Ji’s appointment, the Company entered into a letter agreement (the “Agreement”), the terms of which became effective on November 11, 2016. Pursuant to the Agreement, Mr. Ji is entitled to an annual compensation of $76,000. 30% of such compensation shall be paid in cash, payable monthly, and 70% of such compensation will be paid in the form of a non-qualified stock option (the “Option”) to purchase shares of the Company’s common stock, par value $0.001 (the “Common Stock”), under the Company’s 2014 equity incentive plan. On November 11, 2016, Mr. Ji was initially granted a non-qualified option to purchase 3,620 shares of Common Stock at an exercise price of $14.70 per share, which options shall vest in full on June 2, 2017, the date of the Company's 2017 annual meeting of stockholders (the “AGM”). Conditioned upon Mr. Ji’s continuous service on the Board and the Compensation Committee, all subsequent option grants to Mr. Ji for the applicable equity portion of his annual compensation will occur on the date of each AGM, with an exercise price per share that equals to the closing price of Common Stock on the date of grant and full vesting on the date of the next AGM following such grant.

No family relationships exist between Mr. Ji and any of the Company's other directors or executive officers. There are no arrangements between Mr. Ji and any other person pursuant to which Mr. Ji was nominated as a director. There are no transactions to which the Company is or was a participant and in which Mr. Ji has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

A copy of the Agreement with Mr. Ji and the press release announcing Mr. Ji’s appointment are attached hereto as Exhibit 99.1 and Exhibit 99.2.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Letter Agreement, dated November 11, 2016, by and between the Company and Gang Ji

99.2	Press Release, dated November 11, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellular Biomedicine Group, Inc.

Date: November 15, 2016	By:	/s/ Bizuo (Tony) Liu
Bizuo (Tony) Liu
Chief Financial Officer